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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

   We consent to the reference to our firm under captions "Selected Consolidated Financial Data," "Unaudited Pro Forma Consolidated Financial Data" and "Experts" and to the use of our reports dated May 5, 2000, in the Registration Statement (Amendment No. 3 to Form S-1 No. 333-37162) and related Prospectus of Pemstar Inc. We also consent to the use in this Registration Statement of our report, dated December 8, 1999, relating to the Financial Statements of Turtle Mountain Corporation.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota

July 28, 2000